Northern Funds

FORM N-SAR

Report for the Year Ended 3/31/99

Sub-Item 77Q1(a): Copies of any material amendments to the registrant's charter or by-laws


CERTIFICATE

NORTHERN FUNDS

AMENDMENT NO. 12 TO AGREEMENT AND DECLARATION
OF TRUST


		Pursuant to Section 7.3 of the Agreement and Declaration of Trust dated October 12, 1993 (the "Declaration") of Northern Funds (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, certify that the following amendment to the Declaration was duly adopted by the Trustees at a meeting held on November 18, 1998:

			RESOLVED, that the Agreement and
Declaration of Trust dated October 12, 1993 of Northern
Funds, as amended to date, be, and hereby is, further amended to change the designation and name of the Initial Class of "High Yield Tax-Exempt Fund Shares" to "High Yield Municipal Fund Shares."

		WITNESS our hands as of this 18th day of November, 1998.


/s/ Silas S. Cathcart	     /s/ Wesley M. Dixon, Jr.
Silas S. Cathcart     		Wesley M. Dixon, Jr.


/s/ James W. Cozad	     /s/ William J. Dolan, Jr.
James W. Cozad			William J. Dolan, Jr.


/s/ Raymond E. George, Jr.   /s/ Michael E. Murphy
Raymond E. George, Jr.		Michael E. Murphy


/s/ Honey Jacobs Skinner
Honey Jacobs Skinner